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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-21847, No. 333-46761 and No. 333-77771) of
DuPont Photomasks, Inc. of our report dated July 27, 1999 appearing in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Austin, Texas
September 20, 1999